Exhibit 32.2

RECKSON OPERATING PARTNERSHIP, L. P.

Certification of Gregory F. Hughes, Treasurer of Reckson Associates Realty Corp., the sole general partner of the Company, pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

I, Gregory F.Hughes, Treasurer and  of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L. P. (the “Company”), certify pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1)              The Annual Report on Form 10-K of the Company for the annual period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2007
	By	/s/ gregory f. hughes
Gregory F. Hughes
Treasurer
of Reckson Associates
Realty Corp., the sole general partner of the
Company